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                                                                 EXHIBIT 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

SYNAVANT ANNOUNCES CONVERSION OF EQUITY AWARDS

ATLANTA, GA----September 5, 2000-- SYNAVANT Inc. (Nasdaq: SNVT) reported that, in accordance with Generally Accepted Accounting Principles and as previously disclosed, as a result of its August 31, 2000 spin-off from IMS HEALTH Incorporated, on September 1, 2000 it converted its employees' options and awards relating to IMS HEALTH common stock into options and awards relating to SYNAVANT common stock. As a result of this conversion and grants of awards to non-employee directors, SYNAVANT employees and directors hold options and other awards covering 7,772,109 SYNAVANT shares, an amount equal to approximately 52.4% of the outstanding class of common stock immediately after the distribution.

On August 31, 2000, 14,832,297 shares of SYNAVANT common stock were distributed to IMS HEALTH shareholders of record as of July 28, 2000. The distributed shares represent all of the currently outstanding class of SYNAVANT common stock. SYNAVANT common stock commenced regular way trading in the Nasdaq National Market on September 1, 2000, under the symbol "SNVT".

As a result of the spin-off, SYNAVANT assumed the obligations of IMS HEALTH with respect to options and other stock-based awards held by SYNAVANT employees at the distribution date, with such awards being converted to SYNAVANT common stock. The terms of the conversion were determined by reference to the ratio of the market price of IMS HEALTH common stock immediately before the distribution and SYNAVANT common stock immediately after the distribution. The conversion formula was intended to preserve the intrinsic value of employees' stock options and awards. For accounting purposes, such conversion should not result in a compensation charge to SYNAVANT. In the case of options, the aggregate market value of the SYNAVANT stock purchasable under each converted option immediately after the distribution was approximately equal to the aggregate market value of the IMS HEALTH stock purchasable under the old option immediately before the distribution, with the aggregate exercise price of the new option being the same as the old option (subject to rounding down to whole shares).


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The table below presents information regarding the SYNAVANT options outstanding at September 1, 2000:


                                                                    WEIGHTED-AVERAGE

                                                      ----------------------------------------------

                             SEPTEMBER 1, 2000                         OPTION EXERCISE PRICES

                          -------------------------                 -------------------------------
 RANGE OF EXERCISE         NUMBER        NUMBER           REMAINING    OUTSTANDING   EXERCISABLE
    PRICES              OUTSTANDING   EXERCISABLE       CONTRACTUAL
                                                            LIFE
---------------------------------------------------------------------------------------------

$ 4.81 - $6.88             133,481       121,360        5.2 YEARS     $    6.43    $    6.43
 $7.35 - $8.97           2,619,300     1,749,990        7.2 YEARS     $    7.74    $    7.70
$9.07 - $11.42           2,468,846       205,951        9.7 YEARS     $   10.30    $   10.07
$12.38 - $13.40            538,670       296,325        8.5 YEARS     $   12.91    $   12.92
$13.51 - $15.14          1,948,299       648,784        9.0 YEARS     $   15.09    $   15.09
                         ---------     ---------                      ---------    ---------
                         7,708,596     3,022,410                      $   10.76    $    9.91
---------------------------------------------------------------------------------------------


In addition, SYNAVANT converted restricted stock unit awards relating to IMS HEALTH shares into similar awards relating to 41,216 SYNAVANT shares, and granted 22,297 stock unit awards to non-employee directors. The 3,022,410 converted options that are currently exercisable cover shares equal to approximately 20.4% of the outstanding class of common stock. Under SYNAVANT's trading policies, optionees will not be permitted to exercise options until September 18, 2000.

SYNAVANT Inc. guides biopharmaceutical and healthcare companies to greater business success by accelerating the adoption of advances in healthcare around the world. SYNAVANT accomplishes this by designing, building and supporting knowledge-based solution sets that bring together leading-edge technology, proven data management competence, a full range of specialist services and over 30 years of healthcare expertise. Solutions include Pharmaceutical Relationship Management (PRM) and e-business applications, interactive marketing, server and database management, dedicated local helpline support, training, telemarketing, sample management, and product-recall services. SYNAVANT is headquartered in Atlanta, GA, USA and has offices in 23 countries. Additional information is available at http://www.synavant.com

Statements in this press release, and elsewhere, that look forward in time or include anything other than historical information, involve risks and uncertainties that could cause the actual results to differ materially from those projected. Statements contained in this release related to projections of compensation charges to SYNAVANT related to the conversion of options and other stock-based awards held by SYNAVANT employees at the distribution date may be considered "forward-looking statements," as that phrase is defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements by the Company are subject to certain risks, including, but are not limited to, the timing and/or delivery of new product and service offerings, customer acceptance of new product and service offerings, potential customer uncertainty surrounding the SYNAVANT spin-off from IMS HEALTH and/or about SYNAVANT'S

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previously announced strategic alliance with Siebel Systems, Inc., potential fluctuation in the estimate of the recurring costs of operating as a standalone company, and market conditions, among others. These, and other, risks and uncertainties are discussed in more detail in the Company's Form 10, which was filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

-------------------------

CONTACT:

         Emma Gonzalez
         Director, Investor Relations
         SYNAVANT Inc.
         (404) 841-4130

         or

         Chris Garland
         Ketchum
         (404) 879-9112